                                                                   EXHIBIT 10.15


                  TERMINATION OF EXECUTIVE SERVICES AGREEMENT
                  -------------------------------------------

This Termination of Executive Services Agreement ("Agreement") made as of the 31st day of October, 2000, by and between Telemonde, Inc., a Delaware Corporation having its principal place of business at 44 Portman Square, 4th Floor, London W1H 9FH England ("Telemonde") and Paul E. Donofrio, an individual residing at 12 Castle Court, Nesconset, New York 11767 ("Donofrio").

Whereas, the parties entered into that certain Executive Services Agreement dated the 22nd day of February 2000, by and between Telemonde and Donofrio ("The Executive Services Agreement").

WHEREAS, Donofrio terminated his employment with Telemonde effective October 31, 2000 ("Termination Date"); and

Whereas, the parties desire to settle and compromise all issues of compensation, benefits, stock options due or becoming due under the Executive Services Agreement, and provide for the continuation of Donofrio as a member of the Board of Directors of Telemonde, all upon the terms and conditions, all as hereinafter described;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged, and in consideration of the mutual covenants contained herein and of the mutual benefits herein provided, the parties hereto agree as follows:

     1. Effective October 31, 2000, Donofrio will voluntarily, permanently and irrevocably relinquish all duties as Executive Vice President and Chief Financial Officer of Telemonde, or otherwise as an employee of Telemonde, but will remain a member of Telemonde's Board of Directors for a period that begins with the execution of this Agreement and continues until the Annual Meeting of Telemonde Stockholders in calendar year 2003 (unless Donofrio resigns therefrom or is terminated for cause pursuant to Telemonde's by-laws, charter or by operation of law), upon the terms as covered by a Board Member Services Agreement attached hereto as Exhibit A.

     2. Telemonde shall continue to pay Donofrio his base salary at a rate of $250,000 per annum through November 15, 2000 (to account for unused vacation and unused unavoidable absence time), on the same basis as paid prior to termination (irrespective of whether Donofrio is reemployed), and Donofrio acknowledges and agrees that except as otherwise provided in this Agreement and associated Exhibit, he shall not be entitled to any further payments, compensation or benefits from Telemonde arising from the Executive Services Agreement after November 15, 2000.

     3. Telemonde has provided prepaid Medical coverage for Donofrio and his family and Telemonde agrees to keep this prepaid Medical coverage in effect for Donofrio and his family through March 31, 2001.

     4. Telemonde has provided prepaid Life Insurance coverage for Donofrio and Telemonde agrees to keep this prepaid Life Insurance coverage in effect for Donofrio through March 21, 2001.

     5. Telemonde shall continue to pay Donofrio an automobile and gasoline allowance of $700 per month through November 15, 2000.

     6. Under the terms of the Executive Services Agreement, Telemonde acknowledges that it would have owed Donofrio a $150,000 guaranteed bonus, and a $50,000 discretionary bonus (totaling $200,000 in bonuses), on January 1, 2001. Since the above referenced Executive Services Agreement was executed between the parties on the 22nd day of February 2000, Donofrio has a significant interest in the two bonuses described above within this paragraph "6" and Telemonde agrees that said bonuses are deemed vested, due and owing as of the date hereof. Also, under the Executive Services Agreement, Donofrio vested in nonqualified stock options of 1,400,000 on June 1, 2000 and 400,000 on September 1, 2000. Telemonde acknowledges that these vested nonqualified stock options (totaling 1,800,000) are fully exercisable and carry an exercise price of $0.50 per share. Therefore, in consideration of the $200,000 in bonuses and 1,800,000 nonqualified stock options as well as for valuable consideration towards complete and full settlement and resolution of all issues between Telemonde and Donofrio, Telemonde agrees to provide Donofrio with 675,000 Telemonde shares of Rule 144 Restricted Stock by November 15, 2000. Upon the granting of these shares, Donofrio will waive his vested interest in the bonuses and nonqualified stock options described above within this paragraph "6".

     7. By November 15, 2000, Telemonde agrees to reimburse Donofrio for any legal and/or professional fees incurred by him in connection with this agreement, and any associated employment agreement made by Donofrio, up to a maximum of $6,000.

     8. Donofrio further agrees that the payments provided and rights afforded to him in paragraphs "2" through "7": (a) equal or exceed any payment, benefit, or other thing of value to which he might otherwise be entitled under any policy, plan or procedure of Telemonde and (b) are in full discharge of any and all of Telemonde's liabilities and obligations to him, whether written or oral, arising out of The Executive Services Agreement.

     9. The existence and terms of this Agreement are and shall be deemed confidential and shall not be disclosed by Donofrio or by any party acting on behalf of Donofrio to any person or entity, except: (a) in any proceeding arising out of an alleged breach of this Agreement; (b) as may be required by law; and (c) to Donofrio's attorneys, spouse, accountants, financial advisors, and/or prospective employers or partners, provided that the person to whom disclosure is made aware of the confidentiality provisions of this Agreement and such person(s) agrees to keep the terms of this Agreement confidential. Except pursuant to an order of a government body or court of competent jurisdiction, and then only provided that Donofrio has complied with the next sentence of this paragraph "9" of this Agreement, neither Donofrio nor any party acting on his behalf shall disclose to or discuss with representatives of the media or any other person or entity, or make or cause to be made or publish or cause to be published any statement of any kind disclosing or discussing, any information concerning: (a) any matters relating directly or indirectly to this Agreement or the terms thereof; (b) Donofrio's termination from employment with Telemonde except that Donofrio may state that he resigned to pursue other interests pursuant to an agreement with Telemonde; or (c) the merits of any claim or proceeding against Telemonde or the Telemonde Entities. Donofrio agrees to give Telemonde notice of any and all attempts to compel disclosure of any information he is prohibited from disclosing by this paragraph "9", by written or telephonic notice of such an attempt to Kevin Maxwell, Chairman, Telemonde, Inc., 40 Portman Square, 4th Floor, London W1H 9FH, England, +44 20 7486 4900. Donofrio shall provide such written notice at least five (5) days before compliance with any subpoena or order is required, but if the subpoena or order requires compliance within less than five days, Donofrio shall provide such telephonic notice, within one (1) business day after receiving notice that an attempt will be or has been made to compel such disclosure.

     10. Telemonde agrees not to publicly disparage (or induce or encourage others to publicly disparage) Donofrio or to disclose the facts or circumstances surrounding his separation from employment with Telemonde unless required by law. For purposes of this paragraph, the term "publicly disparage" means any statements made to the press by Telemonde's senior officers in their official capacity, or any statements made officially by Telemonde that adversely affect Donofrio's personal or professional reputation.

     11. Any non-disclosure provision in this Agreement does not prohibit or restrict Telemonde or Donofrio from responding to any inquiry about this Agreement or its underlying facts and circumstances from the Securities and Exchange Commission (SEC), the NASD, any other securities related self-regulatory organization or to any prospective employer or partner.

     12. Telemonde will continue to provide Donofrio with any rights of indemnification he may currently have as an Officer of Telemonde under Telemonde's Certificate of Incorporation, by-laws and/or General Corporation Law of the State of Delaware, with respect to any claim brought against Donofrio by a third-party concerning his conduct while acting in his capacity as an Officer of Telemonde. Donofrio agrees to make himself available, at reasonable times and upon reasonable notice from Telemonde and its counsel, for purposes of providing factual information and/or testimony in connection with any investigation or any action, suit, complaint, claim, grievance, charge or proceeding of any kind relating to Telemonde or any of the Telemonde Entities. Donofrio agrees that if he is served with a subpoena by Telemonde compelling his testimony, he will comply with, and will not contest the validity or enforceability of, the subpoena, and will meet with counsel representing Telemonde in advance of such testimony. Donofrio agrees that no subpoena will be necessary for any other meetings, interviews, conversations or requests for written statements requested by Telemonde in accordance with this paragraph "12", if, as and when reasonably required by Telemonde. Donofrio agrees to cooperate with Telemonde during any such interviews or testimony by truthfully answering each question posed to him to the best of his knowledge and, if requested by Telemonde, by signing a statement or statements reflecting such information. Telemonde agrees to reimburse Donofrio for the reasonable cost of his travel and subsistence incurred at such interview, deposition, trial, hearing or proceeding, and, where the assistance of counsel for Donofrio is reasonably required, Telemonde will reimburse

         Donofrio for reasonable attorney's fees actually incurred by Donofrio in connection with that interview or testimony.

     13. This agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, distributees, executors, administrators, personal representatives, successors and assigns.

     14. In the event Donofrio is deceased or legally incompetent, the word "Donofrio" means his estate (including his heirs, distributees, executors, administrators, personal representatives, successors and assigns) or legal representative, as the case may be.

     15. This Agreement and the Exhibit hereto constitute the complete understanding between the parties, and may not be changed orally and supersede any and all prior proposals, agreements, understandings, written or oral, or course of conduct, between the parties. Donofrio acknowledges that neither Telemonde nor any representative of Telemonde has made any representations or promise to him other than as set forth in this Agreement.

     16. This Agreement and the Exhibit hereto may be executed simultaneously in several parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the court (or other entity) interpreting or construing this Agreement (or the Exhibit hereto) shall not apply a presumption that the provisions hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the Agreement (or the Exhibit hereto), it being agreed that all parties have participated in the preparation of all provisions of this Agreement (and the Exhibit hereto).

     18. If, at any time after the date of the execution of this Agreement, any provision of this Agreement (or the Exhibit hereto) shall be held by any court or agency of competent jurisdiction, in an action brought by Donofrio or on his behalf, to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the unenforceability of, any other provision of this Agreement (or the Exhibit hereto).

     19. In the event any party brings an action for enforcement of this Agreement or damages, the prevailing party in such action shall be entitled to his/its reasonable costs and expenses, including attorneys' fees, incurred in connection therein.

     20. Any notice required hereunder shall be deemed sufficiently given if in writing and addressed as follows (or at such other address as each party may subsequently designate):

         To Telemonde, Inc.:
              Telemonde, Inc.
              40 Portman Square, 4th Floor
              London W1H 9FH England
              +44 20 7486 4900
              Attention: Kevin Maxwell
              Chairman

         To Paul E. Donofrio:
              12 Castle Court
              Nesconset, New York 11767
              (631) 366-3795

         With a copy to:
              Thomas L. Costa, Esq.
              Law Offices of Thomas L. Costa, LLP
              South Wing, Suite 3S03
              One Huntington Quadrangle
              Melville, New York 11747
              (631) 752-0303

     21. Except as expressly stated herein, the parties agree that The Executive Services Agreement shall be deemed terminated and of no further force and effect, upon the execution of this Agreement, and that this Agreement supercedes the provisions of The Executive Services Agreement in all respects, and further that except as expressly set forth herein the parties have no rights, duties or obligations arising from The Executive Services Agreement. Provided, however, that the provisions of paragraph "4" of The Executive Services Agreement ("Competition:
         Confidential Information") shall survive the termination of The Executive Services Agreement.

     22. The parties agree that the United States District Court of the Eastern District of New York, or the Supreme Court of the State of New York, County of Suffolk, shall have jurisdiction over all controversy that may arise under or in relation to this Agreement and the parties hereto waive any other venue to which they might be entitled by virtue of domicile, habitual residence, or otherwise.

     23. Telemonde and the party executing this Agreement on behalf of Telemonde represent that Telemonde has the right, power, legal capacity, and authority to enter into and perform their obligations under this Agreement; no approvals or consents of any third parties are necessary in order to consummate the transactions contemplated thereby, and the Board of Directors of Telemonde has expressly approved this Agreement. Further, that this Agreement constitutes a valid and binding obligation, enforceable against Telemonde in accordance with its terms.

     24. Donofrio represents that he has the right, power, legal capacity, and authority to enter into and perform his obligations under this Agreement; no approvals or consents of any third parties are necessary in order to consummate the transactions contemplated hereby; and that this Agreement constitutes a valid and binding obligation, enforceable against Donofrio in accordance with its terms.

     25. The parties agree to execute such other documents and perform such other acts as may be necessary for the implementation and consummation of this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

TELEMONDE, INC.



By: /s/ Kevin Maxwell              By: /s/ Paul E. Donofrio
   --------------------------         -------------------------
     Kevin Maxwell                      Paul E. Donofrio
     Chairman

                                   EXHIBIT A

                        BOARD MEMBER SERVICES AGREEMENT
                        -------------------------------

BOARD MEMBER SERVICES AGREEMENT made as of the 31st day of October, 2000 by and between Telemonde, Inc. ("Telemonde") and Paul E. Donofrio ("Donofrio").

Reference is made to that certain Termination of Executive Services Agreement dated the 31st day of October 2000, by and between Telemonde and Donofrio.

WHEREAS, Donofrio terminated his employment with Telemonde effective October 31, 2000 ("Termination Date");

NOW, THEREFORE, the parties hereto agree as follows:

1. Effective November 1, 2000, Donofrio will remain a member of Telemonde's Board of Directors until the Annual Meeting of Telemonde Stockholders in Calendar Year 2003, unless Donofrio resigns or is removed from the Board for cause, in accordance with Telemonde's by-laws, charter, or by operation of law.

2. Effective November 16, 2000, so long as Donofrio remains a member of the Board, Donofrio will receive: (a) a non-executive director fee of $100,000 per year (which is in accordance with Telemonde's non-executive director pay package) to be disbursed in monthly allotments of $8,333.33 and is to be paid by each calendar month end beginning in November 2000; (b) $250,000 of Rule 144 Restricted Shares of Telemonde common stock, $.001 par value per share, to be issued on November 16, 2001 and $250,000 of Rule 144 restricted shares of Telemonde common stock, $.001 par value per share, to be issued on November 16, 2002 (valued as of November 16, 2001, and November 16, 2002, respectively); and (c) reimbursement of reasonable expenses incurred by Donofrio in the performance of his duties as a Director.

3. Effective November 1, 2000, Donofrio will continue to assist Telemonde's representatives on an occasional "as needed" basis in: (a) the preparation of Telemonde's third quarter 2000 10-Q; and (b) the preparation of proxy documentation regarding a proposed increase in Telemonde's share capital. Telemonde will make every effort to recruit and hire a new Chief Financial Officer as soon as possible. If required, Donofrio will assist the new Chief Financial Officer in the preparation of Telemonde's fiscal year 2000 10-K. Other than the above, no other services by Donofrio shall be required under this Board Member Services Agreement, other than those advisory services incidental to his function as a member of the Board of Directors of Telemonde.

TELEMONDE, INC.



By: /s/ Kevin Maxwell                   By: /s/ Paul E. Donofrio
   --------------------------              --------------------------
     Kevin Maxwell                           Paul E. Donofrio
     Chairman